Exhibit (a)(12)

                         GLOBAL/INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

         Global/International Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock that the Corporation, which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, has the authority to issue is hereby increased to 1,559,993,796 shares, with a par value of $0.01 per share, for an aggregate par value of $15,599,937.96.

         (a) Immediately before the increase effected by these Articles Supplementary, the total number of shares of capital stock of all series and classes that the Corporation had the authority to issue was 1,099,993,796 shares, with a par value of $0.01 per share, for an aggregate par value of $10,999,937.96.

         (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of capital stock of all series and classes that the Corporation has the authority to issue is 1,559,993,796 shares, with a par value of $0.01 per share, for an aggregate par value of $15,599,937.96.


         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred-twenty million (120,000,000) of the four hundred sixty million (460,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Emerging Markets Income Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "Emerging Markets Income Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Emerging Markets Income Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Emerging Markets Income Fund" series.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred twenty million (120,000,000) of the four hundred sixty million (460,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Global Bond Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being

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designated and classified as the "Class A shares" of the "Global Bond Fund"
series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Global Bond Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Global Bond Fund " series.

         FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred twenty million (120,000,000) of the four hundred sixty million (460,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Global Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "Global Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Global Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Global Fund" series.

         FIFTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) of the four hundred sixty million (460,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Global Discovery Fund" series of the Corporation's capital stock, with such shares being designated and classified as "AARP shares" of the "Global Discovery Fund" series.

         SIXTH: Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue 1,099,993,796 shares of capital stock, $0.01 par value per share, two hundred million (200,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares were designated as the "Class S shares" class of the "Emerging Markets Income Fund" series and one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Emerging Markets Income Fund" series; four hundred nine million one hundred fifty-four thousand five hundred seventy five (409,154,575) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred nine million one hundred fifty-four thousand five hundred seventy five (309,154,575) shares were designated as the "Class S shares" class of the "Global Bond Fund" series and one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Global Bond Fund" series; two hundred million (200,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which one hundred million (100,000,000) shares were designated as the "Class S shares" class of the "Global Fund" series and one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Global Fund" series; one hundred million (100,000,000) shares being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares were designated as

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the "Class A shares" class of the "Global Discovery Fund" series, twenty million
(20,000,000) shares were designated as the "Class B shares" class of the "Global Discovery Fund" series, ten million (10,000,000) shares were designated as the "Class C shares" class of the "Global Discovery Fund" series, and thirty million (30,000,000) shares were designated as "Class S shares" or "Scudder shares" class of the "Global Discovery Fund" series; and one hundred ninety million eight hundred thirty-nine thousand two hundred twenty-one (190,839,221) shares of capital stock which were not designated or classified.

                  Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue 1,559,993,796 (1,560,000,000) shares of capital stock, $0.01 par value per share, three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S shares" class of the "Emerging Markets Income" Fund series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Emerging Markets Income Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Emerging Markets Income Fund" series; five hundred twenty-nine million one hundred fifty-four thousand five hundred seventy five (529,154,575) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred nine million one hundred fifty-four thousand five hundred seventy five (309,154,575) shares will be designated as the "Class S shares" class of the "Global Bond Fund" series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Global Bond Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Global Bond Fund" series; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S shares" class of the "Global Fund" series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Global Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Global Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Global Fund" series; two hundred million (200,000,000) shares being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares will be designated as the "Class A shares" class of the "Global Discovery Fund" series, twenty million (20,000,000) shares will be designated as the "Class B shares" class of the "Global Discovery Fund" series, ten million (10,000,000) shares will be designated as the "Class C shares" class of the "Global Discovery Fund" series, thirty million (30,000,000) shares will be designated as

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"Class S shares" or "Scudder shares" class of the "Global Discovery Fund"
series, and one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Discovery Fund" series; and one hundred ninety million eight hundred thirty-nine thousand two hundred twenty-one (190,839,221) shares of capital stock which will not be designated or classified.

         SEVENTH: A description of the "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Income Fund," "Global Bond Fund" and "Global Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) and (c) below, the "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "AARP shares" and the "Class S shares" classes of each of the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series.

         (b) The "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from one another, as well as different from the sales loads, charges, expenses, fees or account size requirements of, as applicable, the "AARP shares" and the "Class S shares" classes of each of the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         (c) The "Class B shares" class of each of the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series shall be convertible into the "Class A shares" class of, as applicable, the "Emerging Markets Income Fund," "Global Bond Fund," and "Global Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         EIGHTH: A description of the "AARP shares" class of the "Global Discovery Fund" series, including the preferences, conversion or other rights, voting powers,

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restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "AARP shares" class of the "Global Discovery Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the "Class A shares", the "Class B shares", the "Class C shares" and the "Class S shares" or "Scudder shares" classes of the "Global Discovery Fund." series.

         (b) The "AARP" shares class of the "Global Discovery Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the "Class A shares", the "Class B shares", the "Class C shares" and the "Class S shares" or "Scudder shares" classes of the "Global Discovery Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.


         NINTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         TENTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the capital stock of the "Emerging Markets Income Fund," "Global Bond Fund," "Global Fund" and "Global Discovery Fund" series as set forth in these Articles Supplementary.


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         IN WITNESS WHEREOF, Global/International Fund, Inc. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this __th day of November, 2000; and its Vice President acknowledges that these Articles Supplementary are the act of Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST                                               GLOBAL/INTERNATIONAL
                                                     FUND, INC.


/s/Caroline Pearson                                  /s/John Millette
-------------------                                  ----------------
Caroline Pearson                                     John Millette
Assistant Secretary                                  Vice President